 May 9, 2019    Second Quarter of Fiscal 2019Earnings Call

 2    Safe Harbor Statement  The information contained in and discussed during this presentation may include “forward-looking statements” within the meaning of federal securities regulations. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described in Cabot Microelectronics’ filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements. Cabot Microelectronics Corporation assumes no obligation to update this forward-looking information.

 Second Quarter Highlights  3  Record Revenue of $265M; exceeded prior year revenue by $122M, or 86%Driven by acquisition of KMG Chemicals, Inc. (“KMG”), and growth in CMP pads businessAdjusted Pro Forma Revenue* exceeded prior year by $6M, or 2%Driven by growth in CMP pads, electronic chemicals and pipeline performance productsCMP slurries revenue declined due to challenging market conditions for memory and foundry customersNet Income of $27M Adjusted Pro Forma Net Income* of $46M, up $5M, or 13%, over prior year, and represents 17% of revenueDiluted EPS of $0.92Adjusted Pro Forma EPS* of $1.55, up $0.17, or 12%, over prior year Adjusted Pro Forma EBITDA* of $86M, up $11M, or 16%, and represents 32% of revenue   Data reflects rounded values*Adjusted pro forma results are presented as if the KMG acquisition had been consummated on October 1, 2017 and exclude the impact of non-recurring acquisition and integration related costs, acquisition related amortization expenses, and the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”)Reference Appendix for Pro Forma to Adjusted Pro Forma reconciliation

   GAAP Results    Adjusted Pro Forma Results*      Comments on Adjusted Results    2019 Q2  2018 Q2  2019 Q2  2018 Q2       Revenue  $265.4M  $143.0M  $265.4M  $259.4M    Driven by growth in CMP pads, electronic chemicals, and pipeline performance products  Gross Margin  43.3%  52.5%  46.3%  44.4%      Net Income  $27.1M  $29.7M  $45.8M  $40.6M    Increases were driven by: Improved gross margin Lower selling, general and administrative expenses, primarily from synergies Operating leverage   Diluted EPS  $0.92  $1.14  $1.55  $1.38      EBITDA  --------  --------  $85.5M  $74.0M      EBITDA Margin  --------  --------  32.2%  28.5%      Financial Details  4    Data reflects rounded values*Adjusted pro forma results are presented as if the KMG acquisition had been consummated on October 1, 2017 and exclude the impact of non-recurring acquisition and integration related costs, acquisition related amortization expenses, and the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”)Reference Appendix for Pro Forma to Adjusted Pro Forma reconciliation

 Segment and Business Revenue  5        As Reported      Pro Forma*            2019 Q2  2018 Q2    2019 Q2  2018 Q2    Total Revenue      $265M  $143M    $265M  $259M    Electronic Materials      $213M  $136M    $213M  $211M      CMP Slurries**    $110M  $115M    $110M  $115M      CMP Pads    $24M  $21M    $24M  $21M      Electronic Chemicals    $79M  -    $79M  $75M    Performance Materials       $53M  $7M    $53M  $49M    Data reflects rounded values*Pro Forma data represents calculations as if KMG results were included in total company results for the full quarter of each period represented**Includes Electronic Substrates  Quarter Highlights:CMP slurries was negatively impacted by lower demand in memory and foundry due to slower wafer startsGrowth in CMP pads continues to be driven by customer adoption Electronic chemicals benefited from increased demand in advanced logic, partially offset by industry weakness Performance Materials growth was driven by pipeline performance products

 Segment Financial Details  6      2019 Q2  Electronic Materials Revenue    $213M  Adjusted EBITDA*     $75M  Adjusted EBITDA Margin    35%        Performance Materials Revenue    $53M  Adjusted EBITDA*    $23M  Adjusted EBITDA Margin    43%  Data reflects rounded values*Adjusted EBITDA for the Electronic Materials and Performance Materials segments is presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, this measure is excluded from the definition of non-GAAP financial measures under the SEC’s Regulation G and Item 10(e) of Regulation S-K.

 Balance Sheet and Cash Flowas of March 31, 2019 (unless stated otherwise)  7  Cash balance of $192MYear-to-date Operating Cash Flow was $54MYear-to-Date Capital Expenditures were $19MTherefore, Year-to-Date Free Cash Flow was $35MPrepaid $45M of Debt in MarchPrepaid an additional $55M of debt at the end of AprilContinued appropriate deleveraging of the balance sheet remains a priorityTargeting 2x Debt/EBITDA by the end of FY2020  Data reflects rounded values

 Closing Remarks  8  Adjusted Pro Forma Revenue* of $265M increased $6M, or 2%, from last yearDriven by growth in CMP pads, electronic chemicals, and pipeline performance productsCMP slurries revenue was negatively impacted by weakness in memory and foundryAdjusted Pro Forma Gross Margin* of 46.3% increased 190 bps from last yearAdjusted Pro Forma Net Income* of $46M increased $5M, or 13%, from last yearActivities taken through April 2019 to achieve the synergies are expected to deliver $20M annually on a run-rate basisDelivered $3.5M in synergies to the second quarter P&LOn track to meet our goal of $25M of synergies on a run-rate basis at the end of the second year following the transaction   Data reflects rounded values*Adjusted pro forma results are presented as if the KMG acquisition had been consummated on October 1, 2017 and exclude the impact of non-recurring acquisition and integration related costs, acquisition related amortization expenses, and the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”)Reference Appendix for Pro Forma to Adjusted Pro Forma reconciliation

 9  Current Financial Guidance  Data reflects rounded values*Based on sequential changes compared to second quarter of fiscal 2019 **Excludes approximately $60 million in amortization of intangibles related to acquisitions***Excludes tax impact from acquisitions-related expenses      2019 Q3  FY2019  Segment   Electronic Materials Revenue  Approximately flat*       Performance Materials Revenue  Up mid single digit %*            Total Company   Revenue  Approximately flat to up low single digit %*       Adjusted EBITDA    $325M-$345M     Depreciation and Amortization**     $35M-$45M     Interest Expense   ~$13M  $45M-$47M     Tax Rate***    23%-26%     Capital Spending    $45M-$55M

     Appendix

 11  Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA(in thousands, except per share and percentage amounts)    Quarter Ended      March 31, 2019  March 31, 2018  Net Income   $27,137  $29,737  Interest expense  13,331  1,158  Interest income  (568)  (1,156)  Income taxes  10,800  7,255  Depreciation & amortization  27,348  6,638  EBITDA*  $78,048  $43,632  Acquisition and integration-related expenses  2,904    Charge for fair value write-up of acquired inventory sold  4,566    Adjusted EBITDA**  $85,518  $43,632  Adjusted EBITDA margin  32.2%  30.5%  *EBITDA represents earnings before interest, taxes, depreciation and amortization** Adjusted EBITDA is calculated by excluding items from EBITDA that are believed to be infrequent or not indicative of the company's continuing operating performance

 12  Pro Forma Condensed Combined Statement of IncomeFor the Three Months Ended March 31, 2019 (in thousands, except per share data)    Reported  Adjustments1  Pro Forma Combined  Adjustments2  Adjusted Pro Forma   Revenue  $265,391     $265,391     $265,391    Gross Profit  114,820  4,576  119,396  3,470  122,866   Gross Margin  43.3%    45.0%    46.3%   Total Operating Expenses  63,106  3,325  66,431  (19,707)  46,725   Operating Income  51,714  1,251  52,965  23,176  76,141   Income before income taxes  37,937  1,173  39,110  23,254  62,364   Net Income  27,137  919  28,056  17,716  45,773   Diluted earnings per share  $0.92  $0.03  $0.95  $0.60  $1.55   Weighted average diluted shares outstanding  29,479    29,479    29,479  1 Pro forma adjustments are related to non-recurring items directly attributable to the transaction as well as recurring differences related to depreciation, amortization or financing costs that were included as if the companies were combined as of October 1, 20172Primarily reflects the elimination of acquisition related amortization expense and non-recurring integration costs

Pro Forma Condensed Combined Statement of Income

For the Three Months Ended March 31, 2018 (in thousands, except per share data)

	Cabot Microelectronics Reported	KMG Reported	Adjustments[1]	Pro Forma Combined	Adjustments[2]	Adjusted Pro Forma
Revenue	**$142,978**	**$116,394**		**$259,372**		**$259,372**
Gross Profit	75,045	48,898	(12,298)	111,645	3,469	115,114
Gross Margin	**52.5%**	**42.0%**		**43.0%**		**44.4%**
Total Operating Expenses	37,957	27,422	(1,427)	63,952	(13,453)	50,499
Operating Income	37,088	21,476	(10,871)	47,693	16,922	64,615
Income before income taxes	36,992	17,687	(21,168)	33,511	16,922	50,433
Net Income	**29,737**	**14,423**	**(16,211)**	**27,949**	**12,681**	**40,630**
Diluted earnings per share	**$1.14**	**$0.91**		**$0.95**	**$0.43**	**$1.38**
Weighted average diluted shares outstanding	26,161	15,903		29,398		29,398

[1] Pro forma adjustments are related to the reclassification of KMG distribution expenses from operating expenses to cost of sales, in order to conform with Cabot Microelectronics' accounting policies. In addition, depreciation, amortization, financing and share-based compensation costs were adjusted as if the companies were combined as of October 1, 2017
[2]Primarily reflects the elimination of acquisition related amortization expense and an incremental tax adjustment related to the U.S. Tax Act

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Cabot Microelectronics

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